Exhibit 10.2

AGREEMENT

This Agreement (the “Agreement”) is made as of the 27th day of February, 2006 by and between SRKP 4, Inc., a Delaware corporation having its offices at 10940 Wilshire Blvd., Suite 600, Los Angeles, CA 90024 (the “Issuer”), Debbie Schwartzberg, an individual with an address at 800 5th Avenue, New York, NY 10021, Richard Rappaport, an individual with an address at c/o WestPark Capital, Inc., 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067, Thomas Poletti, an individual with an address at c/o Kirkpatrick & Lockhart Nicholson Graham LLP, 10100 Santa Monica Boulevard, 7th Floor, Los Angeles, CA 90067, Anthony C. Pintsopoulos, an individual with an address at c/o WestPark Capital, Inc., 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067, and Glenn Krinsky, an individual with an address at 1900 Avenue of the Stars, Suite 310, Los Angeles, CA 90067, c/o West Park Capital, Inc. (each individually, the “Seller” and collectively, the “Sellers”).

W I T N E S S E T H:

WHEREAS, the Sellers are the collective owners of 2,700,000 shares of the Issuer’s common stock, par value $.0001 per share (“Common Stock”), and

WHEREAS, each Seller desires to sell to the Issuer, and the Issuer desires to re-purchase from each Seller, the amount of shares of Common Stock listed on Schedule A, attached hereto, equaling an aggregate amount of 2,700,000 shares of Common Stock (the “Shares”), on and subject to the terms of this Agreement;

WHEREFORE, the parties hereto hereby agree as follows:

1. Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers shall sell the Shares to the Issuer, and the Issuer shall re-purchase the Shares from the Sellers, for a purchase price equal to an aggregate sum of two hundred thousand dollars ($200,000), less the aggregate liabilities of Issuer resulting from fees and disbursements of its attorneys, accountants and other service providers (the “Professional Fees”) incurred by the Issuer on or prior to completion of the Merger (as defined below) (the “Purchase Price”). Each Seller shall be entitled to his or her own pro rata share of the Purchase Price.

2. Closing.

(a) The purchase and sale of the Shares shall take place at a closing (the “Closing”), to occur concurrently with the completion of the merger transaction (the “Merger”) contemplated by that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”) among the Issuer, Cougar Biotechnology, Inc. and SRKP Acquisition Corp. The parties hereto shall have no obligation to complete the Closing in the event the Merger is not consummated.

(b) At the Closing:

(i) The Sellers shall deliver to the Issuer certificates representing the Shares, duly endorsed in form for transfer to the Issuer.

(ii) The Issuer shall pay to each Seller such Seller’s pro rata share of the Purchase Price for the Shares.

(iii) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement. Without limiting the foregoing, the Issuer agrees that it shall cause its current management to execute such certificates, auditor representation letters and other representations (“Certifications”) as the Issuer may reasonably request in order to enable the Issuer to prepare and file future reports with the Commission, including the Issuer’s Report on Form 8-K relating to this Agreement, and shall take such steps as may be necessary to facilitate the Issuer’s auditor’s preparation of the financial statements and its report related thereto for the year ended December 31, 2005. Any such Certifications shall treat only periods and events prior to Closing.

3. Representations and Warranties of the Issuer and Seller. The Issuer and Sellers hereby jointly and severally make the following representations and warranties to each other and each only as to itself, provided, that the Seller makes no representations and warranties other than with respect to itself and the Shares to be sold hereunder:

(a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller is a citizen of the Unites States of America. The Issuer has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a material adverse effect on the Issuer. Each Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The Issuer is not in violation of any of the provisions of its certificate of incorporation or by-laws. No consent, approval or agreement of any individual or entity is required to be obtained by the Issuer in connection with the execution and performance by the Issuer of this Agreement or the execution and performance by the Issuer of any agreements, instruments or other obligations entered into in connection with this Agreement. The Issuer has no subsidiary, other than SRKP Acquisition Corp., and it does not have any equity investment or other interest, direct or indirect, in, or any outstanding loans, advances or guarantees to or on behalf of, any domestic or foreign individual or entity.

(b) The Issuer has authorized capital stock consisting of 100,000,000 shares of Issuer Common Stock, and 10,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”), of which 2,700,000 shares of Common Stock, including the Shares, and no shares of Preferred Stock are presently issued and outstanding. Sellers own the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind. The Issuer has not created or authorized any series of Preferred Stock and has no obligation or understanding to do so.

(c) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Issuer’s Best Knowledge, threatened against the Issuer or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Issuer that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement. The term “Best Knowledge” of the Issuer shall mean and include (i) actual knowledge and (ii) that knowledge which a prudent businessperson would reasonably have obtained in the management of such Person’s business affairs after making due inquiry and exercising the due diligence which a prudent businessperson should have made or exercised, as applicable, with respect thereto. Actual or imputed knowledge of any director or officer or Sellers shall be deemed to be knowledge of the Issuer.

(d) There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Issuer’s Best Knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the best of the Issuer’s knowledge, threatened against the Issuer.

(e) The Issuer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(f) The Issuer has properly filed all tax returns required to be filed and has paid all taxes shown thereon to be due. To the Best Knowledge of the Issuer, all tax returns previously filed are true and correct in all material respects.

(g) Richard Rappaport is the President and director of the Issuer. Anthony Pintsopoulos is the Secretary, Chief Financial Officer and director of the Issuer. The Issuer has no other officers, directors or employees.

(h) The Issuer has no outstanding liabilities or obligations to any party except as reflected on the Issuer’s Form 10-QSB for the quarter ended September 30, 2005, other than charges since such date similar to those incurred in past periods and consistent with past practice, all of which will be discharged prior to or at the Closing so that, at the Closing, the Issuer will have no direct, contingent or other obligations of any kind or any commitment or contractual obligations of any kind and description.

(i) All of the business and financial transactions of the Issuer have been fully and properly reflected in the books and records of the Issuer in all material respects and in accordance with generally accepted accounting principles consistently applied.

(j) The Issuer is current with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). None of the Issuer’s filings made pursuant to the Exchange Act (collectively, the “Issuer SEC Documents”) contain any misstatements of material fact or omit to state a material fact necessary to make the statements made therein not misleading. The Issuer SEC Documents, as of their respective dates, complied in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and are available on the Commission’s EDGAR system. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, from that set forth in the Issuer’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005.

(k) As of the Closing, the Issuer will have assets sufficient to satisfy its payment obligations set forth in Section 1 hereof and the redemption contemplated hereby shall be permitted by the Delaware General Corporation Law. The execution and delivery of this Agreement by the Issuer and Sellers and the consummation of the transactions contemplated by this Agreement will not result in any material violation of the Issuer’s certificate of incorporation or by-laws or any applicable Law, including without limitation, the Delaware General Corporation Law.

(l) All representations, covenants and warranties of the Issuer and Sellers contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

4. Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.

5. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 6(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the following addresses:

If to the Issuer:	c/o Richard Rappaport, President
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067
Facsimile: (310) 843-9304

With a copy to:	David Feldman, Esq.
Feldman Weinstein LLP
420 Lexington Avenue, Suite 2620
New York, New York 10170-0002
Facsimile: (212) 997-4242

If to Sellers:	c/o SRKP 4, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067
Facsimile: (310) 843-9304

With a copy to:	David Feldman, Esq.
Feldman Weinstein LLP
420 Lexington Avenue, Suite 2620
New York, New York 10170-0002
Facsimile: (212) 997-4242

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 10(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e) Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f) Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

SRKP 4, INC. By: /s/ Richard Rappaport Name: Richard Rappaport Title: President
SELLERS /s/ Debbie Schwartzberg Debbie Schwartzberg
/s/ Richard Rappaport Richard Rappaport
/s/ Thomas Poletti Thomas Poletti
/s/ Anthony C. Pintsopoulos Anthony C. Pintsopoulos
/s/ Glenn Krinsky Glenn Krinsky